                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           D & E Communications, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

     (3)  Filing party:

        ------------------------------------------------------------------------

     (4)  Date filed:

        ------------------------------------------------------------------------

                                                       [D&E COMMUNICATIONS LOGO]
                            D&E COMMUNICATIONS, INC.
                             EPHRATA, PENNSYLVANIA
                             ---------------------

                         NOTICE OF 2003 ANNUAL MEETING


                        TO SHAREHOLDERS AND PARTICIPANTS


                       IN THE DIVIDEND REINVESTMENT PLAN,


         AND THE D&E COMMUNICATIONS, INC. EMPLOYEE 401(K) SAVINGS PLAN

                             ---------------------

     The Annual Meeting of the Shareholders of D&E Communications, Inc. ("the Company") will be held in accordance with the By-Laws of the Company on Thursday, May 22, 2003, at 10:30 a.m. local time, at the Brossman Business Complex, 124 East Main Street, Ephrata, Pennsylvania 17522. The purposes of the meeting, which are more fully described in the accompanying Proxy Statement, are:


     1. To elect four (4) Class B Directors for a term to expire in the year 2006 and one Class A Director for a term to expire in the year 2005 (or until their successors are duly elected and qualified);

     2. To ratify the Board of Directors' selection of PricewaterhouseCoopers LLP as the Company's independent accountants for 2003; and

     3. To act upon such other business as may properly come before the meeting.


     Only holders of common stock of record on the books of the Company at the close of business on March 14, 2003, will be entitled to vote at the Annual Meeting or any adjournment thereof.


     For those shareholders who are also participants in the D&E Communications, Inc. Dividend Reinvestment Plan (the "DRP"), for which the Company serves as trustee and is the record owner of those shares, or the Employee 401(k) Savings Plan for which Fidelity Investments is the Trustee and is the record owner, you are entitled to direct the trustee on how to vote the shares allocated to your account by returning the enclosed Proxy and Participant's Direction sheets. A copy of the Proxy Statement and the 2002 Annual Report of the Company are being mailed to you simultaneously prior to the Annual Meeting. The Board of Directors' nominees for directors are set forth in the accompanying Proxy Statement, as well as further information on the foregoing matters.


     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND PARTICIPANT'S DIRECTION SHEETS AND RETURN THEM PROMPTLY IN THE ENCLOSED ENVELOPES TO D&E, OR TO IVS ASSOCIATES, INC. FOR THE 401-(K) SAVINGS PLAN SHARES, TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. THEY REQUIRE NO POSTAGE IF MAILED IN THE UNITED STATES.



                                          By Order of the Board of Directors


                                          [W. Garth Sprecher Signature]
                                          W. Garth Sprecher
                                          Secretary

April 22, 2003
Enclosures

                                PROXY STATEMENT

SOLICITATION, REVOCABILITY AND VOTING


     Proxies in the accompanying form are being solicited by the Board of Directors (the "Board") of D&E Communications, Inc. (the "Company"), for use at the Annual Meeting of the Shareholders to be held at 10:30 a.m. on Thursday, May 22, 2003 at the Company's principal executive offices at the Brossman Business Complex, 124 East Main Street, Ephrata, Pennsylvania 17522 (the "Annual Meeting"). This proxy statement and the form of proxy are being mailed to the Shareholders (as defined below) commencing on or about April 22, 2003.


     Only holders of shares of common stock, par value $0.16 per share, of the Company ("Common Stock") as shown on the books of the Company at the close of business on March 14, 2003 (the "Record Date") will be entitled to vote at the meeting. On the Record Date, there were 15,423,318 shares of Common Stock outstanding. Holders of record of Common Stock at the close of business on the Record Date (the "Shareholders"), or their proxies, are entitled to cumulative voting rights in the election of directors at the Annual Meeting. Under cumulative voting, a Shareholder, or the Shareholder's proxy, may vote the number of shares of Common Stock owned by the Shareholder for as many persons as there are directors to be elected, or may cumulate such votes and give to one, or distribute among two or more nominees, as many votes as shall equal the number of directors to be elected multiplied by the number of the Shareholder's shares of Common Stock. The four nominees for Class B director receiving the highest number of votes shall be elected as Class B directors of the Company. The nominee for Class A director receiving the highest number of votes shall be elected as Class A director of the Company. For all other purposes, the Shareholders, or their proxies, are entitled to one vote per each share of Common Stock at the Annual Meeting.

     Judges of election are appointed by the Board to conduct the tabulation of votes with respect to the election of directors and the other matters to come before the Annual Meeting and to report the results thereof. The presence in person or by proxy of the holders of a majority of the shares of Common Stock outstanding and entitled to vote is required to constitute a quorum for transaction of business at the Annual Meeting.

     Under the Company's Articles of Incorporation and By-Laws, and applicable law, the affirmative vote of a majority of the votes cast at the meeting is required for the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2003. As such, abstentions and broker non-votes on a particular matter have no effect since, by definition, they are not votes cast on the matter. With regard to the election of directors, votes may be cast in favor of a candidate or may be withheld. Because directors are elected by a plurality, abstentions and broker non-votes have no effect on the election of directors.


     If you grant a proxy, you may revoke your proxy at any time until it is voted by: (i) delivering a notice of revocation or delivering a later-dated proxy to W. Garth Sprecher, Secretary, D&E Communications, Inc., 124 East Main Street, Ephrata, Pennsylvania 17522; (ii) submitting a proxy card with a later date; or (iii) appearing at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, revoke a proxy.


COST OF SOLICITATION

     The Company will bear the entire cost of the solicitation of proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material which may be furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the names of such nominees. The Company will reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of the Company's common stock. In addition to use of the mail, proxies may be solicited by directors, officers and other employees of the Company, without additional compensation, in person or by telephone.

                                  PROPOSAL 1:


                     ELECTION OF FOUR (4) CLASS B DIRECTORS

                          AND ONE (1) CLASS A DIRECTOR

     The Company's Articles of Incorporation provide for a maximum of twelve
(12) directors to be elected to the Company's Board. The Company has determined that one or more vacancies in the Board may be appropriate and therefore, proxies may not be voted for a greater number of nominees than are named herein.


     The Board currently consists of eleven (11) members divided into three (3) classes which are classified with respect to the year in which their term shall expire. Each class of directors holds office for a term of three (3) years (or until their successors are duly elected and qualified), and the three classes of the Board are staggered. Accordingly, one of the three classes is elected each year to succeed the directors whose terms are expiring. Currently, the directors in Class B are serving terms expiring this year. The directors in Classes C and A are serving terms expiring at the annual meeting of the shareholders in 2004 and 2005, respectively. The Board has nominated for re-election to Class B four
(4) directors whose terms expire this year, namely Thomas H. Bamford, Ronald E. Frisbie, Robert M. Lauman, and D. Mark Thomas. If elected, their terms are to expire in the year 2006 (or until their successors are duly elected and qualified). Additionally, the Board has nominated an additional new member to serve in Class A for an initial term of two years to end in 2005. Richard G. Weidner, a former Conestoga Enterprises, Inc. Board member, has been nominated as the fourth member of the Class A group. There are no arrangements or understandings between any director or nominee and any other person pursuant to which the director or nominee was or is to be elected as a director.



     The persons named in the accompanying proxy card as proxy holders will vote the shares as designated by the shareholder, including any exercise of cumulative voting rights through the distribution of votes among the nominees for Class B directors as indicated on the proxy card. Absent such designation, the proxy holders will have the right to vote as they see fit, including the right to vote cumulatively. In such circumstances, the Company has been advised by the proxy holders that they intend to vote pursuant to the proxy for the election of Messrs. Bamford, Frisbie, Lauman and Thomas (who are presently directors of the Company with regular terms expiring this year) and for Mr. Weidner and to exercise cumulative voting, if necessary, to secure their election. Each individual nominated for election as a director has agreed to serve if elected. However, the Company is informed that in the event of the refusal or inability of any of the foregoing nominees for director to serve, the persons named in the accompanying proxy intend to vote at the Annual Meeting pursuant to the proxy for the election of such person(s), if any, as may be nominated by the Board, subject to the right of the persons named in the proxy to exercise cumulative voting rights as described above.


DIRECTORS


     The following paragraphs contain information about each nominee to serve in Class B and Class A and the other directors serving in Classes C and A.



NOMINEES FOR CLASS B DIRECTORS FOR TERMS TO EXPIRE IN 2006



     THOMAS H. BAMFORD, age 63, is a principal in the Franklin Consulting Group, a company providing organizational development, strategic planning and fund raising counsel to colleges, universities and other human services groups. He was Director of Community Relations at the Lancaster Health Alliance from 1995 until 1999 when he elected to pursue his work with the Franklin Consulting Group on a full time basis. Prior to 1995, Mr. Bamford was employed by CoreStates Bank. Currently, Mr. Bamford is a director of the United Way of Lancaster County, The Lancaster Campaign, and the Lancaster YMCA Foundation. He is Vice Chairman of the Louise von Hess Foundation for Medical Education and past President of the Rotary Club of Lancaster. He became a director of D&E Communications in 1997. Mr. Bamford is a member of the compensation committee and Chairman of the nominating committee and strategic planning and review committee.



     RONALD E. FRISBIE, age 80, retired from D&E Communications in 1992 where he served as a Vice President from 1971 until 1992, and Secretary, Treasurer and Assistant to the President from 1985 until 1992.

Mr. Frisbie has been a director since 1983. Mr. Frisbie is a member of the audit committee, the nominating committee, and strategic planning and review committee.


     ROBERT M. LAUMAN, age 77, has served as Vice Chairman and Senior Executive Vice President of D&E Communications since October 2001. Prior to 2001, Mr. Lauman served as Executive Vice President and Chief Operating Officer of the Company. Mr. Lauman joined the Company in 1983. He was employed by Bell of Pennsylvania from 1946 to 1983, when he retired as Vice President - Engineering. Mr. Lauman is a registered Professional Engineer, a member of the Pennsylvania Society of Professional Engineers and a member of the Institute of Electrical and Electronics Engineers, Inc. Currently, he is a trustee of Lancaster Theological Seminary and serves on the board of trustees for the Pennsylvania Academy of Music. He has been a director of the Company since 1983. Mr. Lauman is a member of the executive committee, the compensation committee and the strategic planning and review committee.



     D. MARK THOMAS, age 55, has been a managing partner in the law firm of Thomas, Thomas, Armstrong & Niesen, Harrisburg, PA, since the formation of the firm in 1991. From 1977 to 1990, he was a partner in the law firm of Thomas & Thomas. Mr. Thomas' law practice is concentrated primarily in public utility and telecommunications law. Mr. Thomas became a director of D&E Communications in 1997 and currently is a member of the audit committee.



NOMINEE FOR CLASS A DIRECTOR FOR AN INITIAL TERM TO EXPIRE IN 2005



     RICHARD G. WEIDNER, age 76, now retired, served as a member of the board of directors of Conestoga Enterprises, Inc. from June of 1989 until May 2002. He retired as President of Beard and Company, Inc., Certified Public Accountants, in 1986. Mr. Weidner is a member of the Pennsylvania Institute of Certified Public Accountants and is a past president of its Reading, Pennsylvania Chapter.



CLASS C DIRECTORS WHOSE TERMS EXPIRE IN 2004



     PAUL W. BRUBAKER, age 59, is the Executive Vice President, Corporate Secretary and a director of the Ephrata National Bank where he has been employed since 1961. He is a graduate of the American Institute of Banking and serves as a director and Treasurer of Pleasant View Retirement Community, Manheim. He serves as immediate past Chairman of the board of directors of the Atlantic Northeast District, Church of the Brethren. Mr. Brubaker is a member of the executive committee of the Pennsylvania Bankers Association, Group 5. He has been a director of the Company since 1990 and currently is a member of the nominating committee and serves as Chairman of the audit committee.



     STEVEN B. SILVERMAN, age 70, has been counsel to Cohen, Seglias, Pallas, Greenhall & Furman, P.C., since January 1, 2002 when the law firms of Rothenberg Silverman & Furman PC and Cohen, Seglias, Pallas, Greenhall merged. He was a senior partner in the law firm of Rothenberg, Silverman and Furman PC, Elkins Park, Pennsylvania from 1995 until the time of the merger, and prior to 1995, he was a senior partner in the law firm of Rothenberg and Silverman. Mr. Silverman serves as an adjunct professor of labor law at the Pennsylvania State University Dickinson School of Law in Carlisle, Pennsylvania. He has been a director of the Company since 1991. Mr. Silverman is Chairman of the compensation committee.



     ANNE B. SWEIGART, age 88, has served as President and Chairman of the Board of Directors of D&E Communications since July 1985 and served as Chief Executive Officer of the Company from 1985 until October of 2001. She became a director of D&E Communications in 1952. Her employment at D&E Communications began in 1936, twenty-five years after her father founded D&E Communications. From that time until today, she has always been involved in the management affairs of D&E Communications. She serves on numerous community boards and is currently a trustee of Rider University, a trustee of Elizabethtown College, an honorary trustee of Lebanon Valley College and a trustee of Linden Hall School for Girls. Mrs. Sweigart is also a director of the Pennsylvania Telephone Association and serves on the board of directors of LutherCare. Mrs. Sweigart is a member of the strategic planning and review committee, and serves as Chairman of the executive committee.

     ROBERT A. KINSLEY, age 62, is Chairman and Chief Executive Officer of Kinsley Construction, a company he founded in York, Pennsylvania in 1963 that specializes in heavy, general and design-build construction. Mr. Kinsley is also managing partner of Kinsley Equities, which is a regional real estate developer of industrial and commercial properties. He is also a director of Mercantile -- Safe Deposit & Trust Company, Baltimore, Maryland and Ruscilli Construction Company of Columbus, Ohio. Mr. Kinsley is Chairman of the board of I. B. Abel, an electrical construction firm in south central Pennsylvania. He serves numerous community and professional organizations and is currently a member of South George Street Community Partnership and York Foundation Board of Directors. He is a trustee of York College of Pennsylvania and is Chairman of Gettysburg National Battlefield Museum Foundation. He has been a director of D&E Communications since 1998. Mr. Kinsley is a member of the compensation committee and the strategic planning and review committee.



CLASS A DIRECTORS WHOSE TERMS EXPIRE IN 2005



     JOHN AMOS, age 71, has been in the commercial fruit and produce-growing business for more than 47 years in Grand Traverse County, Michigan serving as President of Hi-Lo Farms, Inc. since 1979 and as senior partner of Amos Farms since 1980. He became a member of the board of directors in 1990. Mr. Amos is a member of the audit committee.



     G. WILLIAM RUHL, age 63, has been Chief Executive Officer of D&E Communications since October 2001, and has served as President and Chief Executive Officer of D&E Telephone Company, D&E Communications' RLEC subsidiary, since 1996. From 1991 to October 2001, Mr. Ruhl served as Senior Vice President of D&E Communications. Prior to joining D&E Communications in 1991, Mr. Ruhl was employed by Bell of Pennsylvania and Bell Atlantic for 30 years. Mr. Ruhl is a registered Professional Engineer and a member of the Institute of Electrical and Electronics Engineers, Inc. He served as Chairman of the board of directors of Monor Telephone Company from 1994 until its sale in 1999. He represents the United States Telecom Association (USTA) on the President's National Security Telecommunications Advisory Committee and is Chairman of the USTA's National Security Policy Committee. Mr. Ruhl serves as Chairman of the board of directors of the Technology Council of Central Pennsylvania and serves on the boards of the Alliance for Telecommunications Industry Solutions and the Economic Development Company of Lancaster County. He is also President of the board of directors of the Central Pennsylvania Symphony. He became a director of D&E Communications in 1993. Mr. Ruhl is a member of the executive committee.



     W. GARTH SPRECHER, age 51, has served as Senior Vice President and Secretary of D&E Communications since May of 2002, and served as Vice President and Secretary of D&E Communications from 1996 to 2002. He has held the position of Chief Executive Officer of D&E Networks, Inc., D&E Communications' Systems Integration subsidiary, since 2000. Mr. Sprecher has held various positions with D&E Communications since 1984. He is a member of the board of directors of Sterling Financial Corp and the Bank of Lancaster County and serves on the executive committee and is Chairman of the compensation and nominating committees of those companies. Mr. Sprecher is a member of the board of directors of WITF, Inc. He is a member of the board of directors of Lancaster General Hospital. Mr. Sprecher is Vice-Chairman of the Lancaster County Convention Center Authority. He is past President of the Pennsylvania Dutch Council of the Boy Scouts of America and past President of the Mid-Atlantic Chapter of the American Society of Corporate Secretaries. He became a director of D&E Communications in 1993. Mr. Sprecher is a member of the executive committee.



     THE BOARD RECOMMENDS THE ELECTION OF ITS FOUR (4) NOMINEES AS CLASS B DIRECTORS AND THE ELECTION OF ITS ONE (1) NOMINEE AS CLASS A DIRECTOR.


GENERAL INFORMATION REGARDING THE BOARD OF DIRECTORS

  DIRECTOR ATTENDANCE AT BOARD MEETINGS

     The Board held a total of eleven (11) regularly scheduled meetings during the year ended December 31, 2002. Each incumbent director attended in excess of 75% of the aggregate meetings of the Board and the Board's committees on which he or she served. The Board has the following five (5) standing committees: The audit committee, the compensation committee, the executive committee, the nominating committee, and the strategic planning and review committee.

  COMPENSATION OF DIRECTORS


     Each non-employee director of D&E Communications was paid a retainer of $8,830 plus $250 for each committee meeting of the board of directors, not held in conjunction with a board of directors' meeting, that each non-employee director attended in 2002. Committee chairpersons receive additional annual compensation of $500 for their service. The retainer in 2002 was paid, at the option of each director, one half in 260 shares of D&E Communications common stock that has been registered, or the equivalent cash value, which was $4,415. The remaining amount of the retainer was paid in equal quarterly cash payments. Employee directors do not receive compensation for Board or committee service.


BOARD COMMITTEES

  AUDIT COMMITTEE


     The audit committee, consisting of Paul W. Brubaker (Chairman), John Amos, Ronald E. Frisbie and D. Mark Thomas, is responsible for recommending to the D&E Communications board of directors the firm of independent public accountants responsible to audit the Company's financial statements. The audit committee's responsibility is to oversee that management has maintained the reliability and integrity of the accounting policies, financial reporting and disclosure practices; that management has established and maintained an adequate system of internal controls; and that management has established and maintained a process to assure compliance with all applicable laws, regulations and corporate policy. This committee also reviews with the independent public accountants the results of their audit work before filing quarterly and annual financial statements. The audit committee held 7 meetings during 2002.


  COMPENSATION COMMITTEE


     The compensation committee, consisting of Steven B. Silverman (Chairman), Thomas H. Bamford, Robert A. Kinsley and Robert M. Lauman, reviews and makes recommendations to the board of directors regarding compensation practices of the Company. The compensation committee held 6 meetings during 2002.


  EXECUTIVE COMMITTEE


     The executive committee, consisting of Anne B. Sweigart (Chairman), Robert
M. Lauman, G. William Ruhl and W. Garth Sprecher, is designed to perform and uphold the duties and responsibilities of the board as dictated by the by-laws of the Company and within the limitations set by the board. The executive committee held 3 meetings during 2002.


  NOMINATING COMMITTEE

     The nominating committee consists of Thomas H. Bamford (Chairman), Paul. W. Brubaker and Ronald E. Frisbie. The nominating committee will consider as nominees for election to the Board persons recommended by the holders of common stock of the Company. Any shareholder desiring to recommend a nominee for election at the 2004 annual meeting of shareholders should submit such nomination in writing to the Secretary of the Company by November 28, 2003. The nominating committee was formed in January 2003 and had no meetings during 2002.

  STRATEGIC PLANNING AND REVIEW COMMITTEE

     The strategic planning and review committee, consisting of Thomas H. Bamford (Chairman), Ronald E. Frisbie, Robert A. Kinsley, Robert M. Lauman and Anne B. Sweigart, considers the long range direction of the Company's goals. The committee addresses technical developments, the changing regulatory environment and marketing strategy for the board's consideration. The strategic planning and review committee did not meet in 2002.

SECURITY OWNERSHIP OF MANAGEMENT


     As of March 14, 2003, there were 15,423,318 shares of the Company's common stock outstanding. The table below sets forth the ownership of the common stock held, as of March 14, 2003, by each of (i) the directors, (ii) each nominee for director, (iii) the executive officers and (iv) all directors, nominees and executive officers as a group.



                                              NATURE AND AMOUNT OF                PERCENT
NAME OF BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP                OF CLASS
------------------------                      --------------------                --------
John Amos...................................          63,150(2,6)                      *
Thomas H. Bamford...........................           2,020                           *
Paul W. Brubaker............................           3,375(1,7)                      *
Ronald E. Frisbie...........................          31,934(1,2,8)                    *
Robert A. Kinsley...........................           1,681(5)                        *
Albert H. Kramer............................          18,088(4)                        *
Robert M. Lauman............................          84,275(1,2,3,4,5)                *
Thomas E. Morell............................          17,946(3,4,5)                    *
G. William Ruhl.............................          22,643(1,3,4,5)                  *
Steven B. Silverman.........................           3,141(5)                        *
W. Garth Sprecher...........................         116,374(1,2,3,4,5)                *
Anne B. Sweigart............................         429,752(1,2,4,5)               2.79%
D. Mark Thomas..............................           3,637(9)                        *
Richard G. Weidner..........................           1,220                           *
All Directors, Nominees and Executive
  Officers as a group.......................       2,567,859(1,3,4,5,6,7,8,9)      16.65%


---------------

 *  Less than 1 percent.

(1) Includes shares owned in their individual capacities but which are subject to the D&E Communications, Inc. Voting Trust, which was created pursuant to a Voting Trust Agreement, dated as of November 19, 1992 and further amended November 19, 2002 (the "Voting Trust"), as follows: 3,375 for Mr. Brubaker, 31,634 for Mr. Frisbie, 62,340 for Mr. Lauman, 11,729 for Mr. Ruhl, 113,356 for Mr. Sprecher, 416,111 for Mrs. Sweigart and 638,545 for all directors and officers as a group. Mrs. Sweigart and Messrs. Amos, Frisbie, Lauman and Sprecher are Voting Trustees of the Voting Trust, each of whom is a director of D&E Communications, Inc.

(2) This shareholder is a party to the Voting Trust, pursuant to which the voting trustees named therein have the right, exercised by adoption of a resolution by a majority of the voting trustees at a meeting at which a quorum of the voting trustees is present, to direct the voting of such shares on all matters submitted to D&E Communications shareholders for a vote. Each participant in the Voting Trust retains sole investment power over his or her shares. The voting trust expires November 19, 2007. Each of the voting trustees disclaims beneficial ownership of the shares held by the Voting Trust, other than with respect to shares held by each individual trustee as a participant in the Voting Trust.

(3) Includes shares held in the Company's 401k Plan as follows: 1,899 for Mr. Lauman, 2,273 for Mr. Morell, 2,490 for Mr. Ruhl, 1,999 for Mr. Sprecher, and 8,661 for all directors and officers as a group. All fractional shares are rounded to the nearest whole share.

(4) Includes shares held in the Company's Employee Stock Purchase Plan as follows: 429 for Mr. Kramer, 4,878 for Mr. Lauman, 4,848 for Mr. Morell, 6,982 for Mr. Ruhl, 995 for Mr. Sprecher, 7,583 for Mrs. Sweigart and 25,715 for all directors and officers as a group.

(5) Includes shares held in the Company's Dividend Reinvestment Plan as follows:
    161 for Mr. Kinsley, 14,858 for Mr. Lauman, 468 for Mr. Morell, 754 for Mr. Ruhl, 94 for Mr. Silverman, 24 for Mr. Sprecher, 5,758 for Mrs. Sweigart and 22,117 for all directors and officers as a group.

(6) Includes shares held in the John Amos Living Trust, of which Mr. Amos is trustee. Does not include 65,709 owned by the Mary P. Amos Living Trust, of which Mr. Amos' wife is trustee, and to which Mr. Amos disclaims beneficial ownership.

(7) Does not include 2,125 shares owned by Mr. Brubaker's wife, with respect to which Mr. Brubaker disclaims beneficial ownership.

(8) Does not include 20,400 shares owned by Mr. Frisbie's wife, with respect to which Mr. Frisbie disclaims beneficial ownership.

(9) Includes 300 shares held as custodian for Emily Thomas and 600 shares held as custodian for David Thomas.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and change in ownership with the Securities and Exchange Commission and NASDAQ. Directors, executive officers, and other 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms or written representations from certain reporting persons that no Form 5s were required for those persons, the Company believes that during 2002 all filing requirements under Section 16(a) applicable to its directors and executive officers were met, except that Ronald E. Frisbie filed one late Form 4 reporting one late transaction.

IDENTIFICATION OF EXECUTIVE OFFICERS

     The following table sets forth the names, ages, and positions of the executive officers of the company. All executive officers of the Company serve for terms of one year and until re-appointed or until a successor is duly appointed at the annual organizational meeting of directors, which follows the annual shareholders' meeting. Except for Mr. Kramer, who's employment agreement is described below, no executive officer has any arrangements or understandings with any other person pursuant to which such executive officer was or is to be appointed as an executive officer.

                                                                              POSITION
NAME                               AGE               POSITION                HELD SINCE
----                               ---               --------                ----------
Anne B. Sweigart.................  88    Chairman and President                 1985
Robert M. Lauman.................  77    Vice Chairman and Senior               2001
                                         Executive Vice President
G. William Ruhl..................  63    Chief Executive Officer                2001
Thomas E. Morell.................  42    Senior Vice President, Chief           2002
                                         Financial Officer and Treasurer
W. Garth Sprecher................  51    Senior Vice President and              2002
                                         Secretary
Albert H. Kramer.................  48    Senior Vice President                  2002

     Mrs. Sweigart's and Messrs. Lauman, Ruhl and Sprecher's biographies are set forth above in the section entitled "Directors".


     THOMAS E. MORELL, age 42, has been Chief Financial Officer and Treasurer since 1995, and Senior Vice President since May 2002. He was a Vice President from 1996 to May 2002. Mr. Morell has been employed by the Company since 1984, serving as Assistant Controller from 1984 to 1990 and Controller from 1990 to 1995. From 1982 to 1984, he was employed by Coopers & Lybrand L.L.P. as an auditor. Mr. Morell is Managing Director of PenneCom B.V., and a Supervisory Board member of Pilicka Telephone Company.

Mr. Morell is a Certified Public Accountant and is a member of the Pennsylvania Institute of Certified Public Accountants.

     ALBERT H. KRAMER, age 48, was appointed Senior Vice President of D&E Communications, Inc. in May 2002, when Conestoga Enterprises, Inc. merged with D&E Communications. Prior to the merger, Mr. Kramer was President of Conestoga Enterprises, Inc. from May 1998 to May 2002. He was employed by Conestoga Enterprises, Inc. in September 1995, and served as Vice President, Finance and Administration until August 1997. In August 1997, he was appointed Executive Vice President and served in that capacity until May 1998. Prior to that, Mr. Kramer was employed by Denver & Ephrata Telephone Company from 1984 to 1995, and served as Controller, and then Chief Financial Officer and Treasurer during the last five years of his employment. Mr. Kramer was employed by Coopers and Lybrand as Senior Accountant from 1980 to 1984. He has been a board member of the United States Telecom Association (USTA) since 1998 and currently serves on the USTA Executive Committee and is also Treasurer. He served as a board member of the Pennsylvania Telephone Association (PTA) from 1998 to 2002, and served on the Executive Committee during that time. Mr. Kramer has been a member of the Berks County Workforce Investment Board since 1999 and has been a member of the board of National Penn Bank and Penn 1st Financial Services, Inc., both of which are subsidiaries of National Penn Bancshares, Inc., since 2000. In 2002, Mr. Kramer was appointed to the board of the Berks Economic Partnership and also to the Penn State Harrisburg Board of Advisers. Mr. Kramer is a Certified Public Accountant.

EXECUTIVE COMPENSATION

  SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning the compensation of the CEO of the Company and each of the Company's five (5) other most highly compensated executive officers in 2002.


                                                                         LONG-TERM COMPENSATION
                                          ANNUAL COMPENSATION     -------------------------------------
                                        -----------------------   RESTRICTED STOCK       ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR   SALARY($)   BONUS($)(A)     AWARD($)(B)      COMPENSATION($)(C)
---------------------------      ----   ---------   -----------   ----------------   ------------------
Anne B. Sweigart(D)............  2002   $252,692     $     --         $    --             $176,093
  Chairman and President         2001    240,846       61,279         125,300              189,391
                                 2000    223,539       95,394         106,400              186,925
Robert M. Lauman...............  2002   $233,654     $     --         $    --             $ 67,943
  Vice Chairman and Senior       2001    208,576       53,151         125,300               64,740
  Executive Vice President       2000    192,038       82,157         106,400               60,445
G. William Ruhl(D).............  2002   $208,269     $     --         $    --             $  8,678
  Chief Executive Officer        2001    148,922       38,143         125,300               18,765
                                 2000    134,692       97,074         106,400               17,660
Thomas E. Morell...............  2002   $179,231     $     --         $    --             $  8,114
  Senior Vice President, Chief   2001    141,539       36,267         125,300               10,007
  Financial Officer and
     Treasurer.................  2000    126,538       94,631         106,400                8,452
W. Garth Sprecher..............  2002   $170,769     $     --         $    --             $  8,263
  Senior Vice President and      2001    135,385       35,017         125,300               12,133
  Secretary                      2000    116,307       40,325         106,400               10,138
Albert H. Kramer...............  2002   $176,443     $261,625         $    --             $188,334
  Senior Vice President          2001    182,404     $     --         $    --                7,920
                                 2000    166,192     $     --          10,000(E)             7,875


---------------

(A) Bonuses are established pursuant to D&E Communications' Officer Incentive Plan and are subject to performance targets set by the compensation committee of the board of directors. In 2000, Messrs. Ruhl and Morell were each also awarded a bonus of D&E Communications shares worth $40,000 as of the date the shares were issued in connection with the sale of MTT, a foreign affiliate of D&E Communications. Mr. Kramer received an award in 2002 which was paid under his Conestoga Enterprises, Inc. incentive compensation plan.

(B) In 2000 and 2001, awards of 4,000 shares of restricted stock and cash equal to 40% of the share value were made to each named executive officer. These awards were reflected as compensation in 2000 and 2001 based on the fair market value on the date the award was made. Upon completion of the merger with Conestoga, which is considered a change of control for purposes of the long-term incentive plan, the awards of shares and cash from 2000 and 2001 became immediately vested at a fair market value on May 24, 2002 of $187,300 and were paid in June 2002. Long-term incentive plan restricted stock awards were made in 1999 that did not vest at the end of December 2001 because the earnings per share target was not met. These awards were forfeited in 2002 upon the completion of the 2001 financial statement audit. There were no new awards made in 2002.


(C) The amounts shown in this column are for the following items in the years 2002, 2001 and 2000, respectively:


     (i) Anne B. Sweigart: $0, $19,258, and $19,182 for split dollar life insurance; $1,426, $0, and $0 for term life insurance; $8,000, $6,800, and $5,610 for the 401(k) company match; $166,667, $163,133, and
          $162,133 for pension benefits (over age 70 1/2);



     (ii) Robert M. Lauman: $12,017, $14,800, and $14,957 for the split dollar life insurance; $1,426, $0, and $0 for term life insurance; $8,000, $6,800, and $5,610 for the 401(k) company match; $46,500, $43,140, and $39,878 for pension benefits (over age 70 1/2);


     (iii) G. William Ruhl: $0, $11,767, and $11,766 for the split dollar life insurance; $678, $198, and $297 for term life insurance; $8,000, $6,800, and $5,597 for the 401(k) company match;


     (iv) Thomas E. Morell: $0, $3,177, and $3,187 for the split dollar life insurance; $114, $30, and $41 for term life insurance; $8,000, $6,800, and $5,224 for the 401(k) company match;



     (v)W. Garth Sprecher: $0, $5,264, and $5,278 for the split dollar life insurance; $263, $69, and $68 for term life insurance; $8,000, $6,800, and $4,792 for the 401(k) company match;



     (vi) Albert H. Kramer: $180,000, $0, and $0 for change of control payment; $334, $45, and $0 for term life insurance; $8,000, $7,875, and $7,875 for the 401(k) company match.


(D) Mrs. Sweigart served as Chief Executive Officer from 1985 to October 2001. In October 2001, Mr. Ruhl was appointed Chief Executive Officer.

(E) Mr. Kramer's amount in 2000 represents Conestoga stock options.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


                               INDIVIDUAL GRANTS
                         ------------------------------                               POTENTIAL REALIZABLE VALUE
                          NUMBER OF    PERCENT OF TOTAL                                AT ASSUMED ANNUAL RATES
                         SECURITIES      OPTIONS/SARS                                OF STOCK PRICE APPRECIATION
                         UNDERLYING       GRANTED TO      EXERCISE OF                      FOR OPTION TERM
                         OPTION/SARS     EMPLOYEES IN     BASE PRICE    EXPIRATION   ----------------------------
         NAME            GRANTED(#)      FISCAL YEAR        ($/SH)         DATE          5%($)          10%($)
         ----            -----------   ----------------   -----------   ----------   --------------   -----------
          (A)                (B)             (C)              (D)          (E)            (F)             (G)
Albert H. Kramer.......    25,000            35.7%          $14.50       5/24/12         $228,000      $577,750


PENSION PLAN TABLE

     The Company's pension plan is a noncontributory defined benefit plan computed on an actuarial basis covering all eligible employees. With respect to employees hired before January 1, 2000, the plan provides benefits based on years of service and the employee's compensation as the average of the highest three years of the previous ten years immediately prior to retirement. Accrued benefits are vested after five years of service. Normal retirement age is 65, but an employee who has attained the age of 55 and has at least 25 years of service may retire without any actuarial reduction of his benefit. Benefit amounts are not subject to any deduction for Social Security or other amounts. For employees hired on or after January 1, 2000, benefits are based on years of service and career average pay. Benefits for these employees hired after January 1, 2000 who retire before age 65 are subject to a proportional reduction.

     The following table illustrates the maximum annual benefit payable upon retirement pursuant to the Company's pension plan for employees with specified average final compensation and years of service, assuming normal retirement age and payment as a single life annuity. The Internal Revenue Service annual plan compensation limit is $200,000.

                                                              YEARS OF SERVICE
                                               -----------------------------------------------
AVERAGE FINAL COMPENSATION                       15        20        25        30        35
--------------------------                     -------   -------   -------   -------   -------
$100,000.....................................  $24,000   $32,000   $40,000   $48,000   $56,000
 120,000.....................................   28,800    38,400    48,000    57,600    67,200
 140,000.....................................   33,600    44,800    56,000    67,200    78,400
 160,000.....................................   38,400    51,200    64,000    76,800    89,600
 180,000.....................................   43,200    57,600    72,000    86,400   100,800
 200,000.....................................   48,000    64,000    80,000    96,000   112,000
 300,000.....................................   48,000    64,000    80,000    96,000   112,000
 400,000.....................................   48,000    64,000    80,000    96,000   112,000
 500,000.....................................   48,000    64,000    80,000    96,000   112,000

     Compensation included in the pension plan base consists of the base salary and bonus shown in the Salary and Bonus columns of the Summary Compensation Table (excluding the bonuses paid to Messrs. Ruhl and Morell in connection with the sale of MTT). The years of service for purposes of the pension plan, as of December 31, 2002, were: Mrs. Sweigart 66 years, Mr. Lauman 19 years, Mr. Ruhl 11 years, Mr. Morell 18 years, Mr. Sprecher 18 years and Mr. Kramer 12 years. Mr. Kramer also has 7 years of service under the qualified defined benefit pension plan maintained by Conestoga Telephone and Telegraph Company prior to its acquisition by the Company with a current value of approximately $1,000 per month.

EQUITY COMPENSATION PLAN INFORMATION


                                                                                        NO. OF SECURITIES REMAINING
                                     NO. OF SECURITIES ISSUED     WEIGHTED-AVERAGE     AVAILABLE FOR FUTURE ISSUANCE
                                         UPON EXERCISE OF        EXERCISE PRICE OF       UNDER EQUITY COMPENSATION
                                       OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,    PLANS (EXCLUDING SECURITIES
                                       WARRANTS AND RIGHTS      WARRANTS AND RIGHTS      REFLECTED IN COLUMN (A))
PLAN CATEGORY                                  (A)                      (B)                         (C)
-------------                        ------------------------   --------------------   -----------------------------
Equity compensation plans approved
  by security holders..............          328,432                   $9.97                      995,645
Equity compensation plans not
  approved by security holders.....                0                   $   0                            0
                                             -------                   -----                      -------
Total..............................          328,432                   $9.97                      995,645
                                             =======                   =====                      =======


EMPLOYMENT AGREEMENTS

     Mr. Kramer and D&E Communications entered into an employment agreement on May 24, 2002, pursuant to which Mr. Kramer serves as Senior Vice President of the Company. The original term of the agreement is two years, which term automatically extends an additional year as of the end of each year unless either party provides 60 days' prior written notice to the other not to extend the term. Mr. Kramer receives a base salary of $175,000 per year during the term of the agreement and would be eligible to received a short term incentive amount based on an annual incentive target, subject to achieving various objectives based on the performance of D&E Communications and the approval of the D&E Communications board of directors or the appropriate committee thereof.

     At the end of his initial two-year employment term, Mr. Kramer would be entitled to receive a one-time retention bonus of $120,000. If Mr. Kramer's employment were terminated without cause or as a result of his death or disability or if he were to resign with good reason (as defined in the employment agreement) during the employment term, Mr. Kramer or his beneficiary would be entitled to his base salary for the remaining term and various incentive payments. Additionally, if Mr. Kramer's employment were terminated without cause or if he were to resign with good reason during the initial two-year employment term, Mr. Kramer would be entitled to continued health care for himself and his dependents for the remainder of the initial two-year employment term. If D&E Communications were to undergo a change of control during his employment term and Mr. Kramer were terminated without cause or resigned with good reason during the 12 months following the change of control or if he terminated employment for any reason within the 30 day period beginning on the one year anniversary of the change of control, he would be entitled to receive the greater of (i) his base salary and various incentive payments for the remaining term (ii) 2 years' compensation as well as continued health care for himself and his dependents for a period of two years. The agreement also contains restrictive covenants that, during his employment and for two years after the termination of his employment, would prevent Mr. Kramer from competing with the Company.

     The Company does not have employment contracts with any of the other named officers other than Mr. Kramer. His agreement was negotiated as part of the Conestoga merger transaction.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the year ended December 31, 2002, Messrs. Silverman (Chairman), Bamford, Kinsley and Lauman served on the compensation committee of the D&E Communications board of directors. Mr. Lauman is an executive officer of D&E Communications. Mr. Silverman is counsel to the law firm of Cohen, Seglias, Pallas, Greenhall & Furman, P.C., which serves as counsel to D&E Communications.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the compensation committee comprised of directors Steven B. Silverman (Chairman), Thomas H. Bamford, Robert A. Kinsley, and Robert M. Lauman. The Company's executive compensation policies are intended to provide incentives for achieving annual and long-term goals and to reward superior corporate and individual performance. During fiscal 2002, compensation of executive officers, including the Chief Executive Officer, consisted only of salary, with no bonus, or long-term stock and cash incentive awards.

     Base Salaries. In establishing the base salaries of executive officers for fiscal 2002, including the Chief Executive Officer, Mr. Ruhl, the compensation committee considers a number of factors including (i) salary ranges for comparable positions at other companies; (ii) the historical financial performance of the Company (including such indicators as gross revenues, operating income, net income, earnings per share and earnings before interest, taxes, depreciation and amortization (EBITDA); (iii) the level of responsibility of the employee; and (iv) the level of inflation for the period. Compensation decisions are not based upon any precise formula and no factor is accorded any greater weight than other factors. However, based on these factors, the compensation committee adjusted the set fiscal 2002 salary levels which it believed to be reasonable and appropriate for the 2002 fiscal year.

     On an annual basis, the compensation committee reviews publicly available compensation surveys in determining the compensation levels of its executive officers. There is, however, no relation between the companies used for compensation purposes and the companies in the NASDAQ Telecommunications Index (Nasdaq Telecom) used in Stock Performance Graph below. Using these surveys, and based on the compensation committee's evaluation of the factors listed above, the base salary of Mrs. Sweigart, the Chairman and President was increased by 4.1%. Mr. Ruhl was appointed Chief Executive Officer in October 2001. Mr. Ruhl received no salary adjustments upon his appointment as Chief Executive Officer. Instead, his salary was adjusted in March 2002 during the Company's traditional salary review period. The Committee also used the factors listed above to determine Mr. Ruhl's base salary which was set at $225,000, an increase of 47.5%.

     Annual Incentive Compensation. D&E Communications provides an annual incentive opportunity to its executive officers pursuant to the D&E Communications' Officer Incentive Plan, which has been approved by the board of directors and is administered by the compensation committee. Under the Plan, the compensation committee establishes performance targets based on EBITDA or net income for the year, on a sliding scale that provides for bonuses (based on a percentage of base salary) in direct correlation to meeting or exceeding the target. Targets for 2002 were set based on EBITDA during the first quarter of 2002. Revised targets were set after the Conestoga merger based on net income for the last seven months of 2002. The compensation committee also has the authority to grant bonuses where the amounts are based on the compensation committee's subjective judgment with respect to past performance. In 2002, the minimum performance goals established by the compensation committee at the beginning of the year, and after the Conestoga merger, were not achieved, therefore no incentive payments were made.

     Long-Term Incentive Compensation. D&E Communications provides long-term incentive opportunities to its executive officers pursuant to the 1999 Long-Term Incentive Plan, which was approved by the shareholders at D&E Communications' 1999 annual meeting. Under the Plan, the compensation committee generally grants performance restricted shares and cash incentive compensation on an annual basis that vest three years from the date of grant based on the achievement of a target level of earnings per share. In determining the number of performance restricted shares and the amount of incentive cash compensation to be awarded to executive officers, including the Chief Executive Officer, in fiscal year 2002, the compensation committee considered the impending Conestoga merger and subsequent change of control vesting of any Long-Term Incentive Plan award, and made no grant.

     The compensation committee has not formally considered or adopted a policy with regard to qualifying bonus awards for tax deductibility under Internal Revenue Code Section 162(m), which generally limits the corporate tax deduction for compensation paid to certain named executive officers to $1 million per year. The compensation committee has not yet seen any need to address this issue, since current cash compensation of D&E Communications' executives is well below the level at which this new tax limitation would apply and D&E Communications' long term incentive compensation is not subject to the limitation.

                                          Respectfully submitted,

                                          The Compensation Committee
                                          Steven B. Silverman (Chairman)
                                          Thomas H. Bamford
                                          Robert M. Kinsley
                                          Robert M. Lauman

REPORT OF THE AUDIT COMMITTEE

     The board of directors has adopted a written charter setting forth the responsibilities and duties of the Audit Committee. The Audit Committee's primary responsibilities and duties are to:

          (1) Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices.

          (2) Oversee that management has established and maintained processes to assure that an adequate system of internal controls is functioning within D&E Communications; and

          (3) Oversee that management has established and maintained processes to assure compliance by D&E Communications with all applicable laws, regulations and corporate policy.

     The Audit Committee met seven times during 2002 to carry out its responsibilities. The Committee meets with management and its independent accountants at least quarterly to review and discuss the adequacy of D&E Communications' internal controls and the objectivity of its financial reporting. We also recommend to the D&E Communications board of directors the appointment of the independent accountants and review periodically their performance and independence from management. The Directors who serve on the committee are all "Independent" for purposes of the current NASDAQ listing standards.

     Management has primary responsibility for D&E Communications' financial statements and the overall reporting process, including D&E Communications' system of internal controls. The independent accountants audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial condition, results of operations and cash flows of D&E Communications in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

     As part of its oversight of D&E Communications' financial statements, we reviewed and discussed D&E Communications' audited financial statements contained in the 2002 Annual Report on Form 10-K with D&E Communications management and PricewaterhouseCoopers LLP, D&E Communications' independent accountants. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles and reviewed significant accounting issues with us. We have received from and discussed with PricewaterhouseCoopers LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from D&E Communications. We also discussed with PricewaterhouseCoopers any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Based on these reviews and discussions, we recommended to the D&E Communications board of directors that D&E Communications' audited financial statements be included in D&E Communications' Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                                          Respectfully submitted,

                                          The Audit Committee
                                          Paul W. Brubaker (Chairman)
                                          John Amos
                                          Ronald E. Frisbie
                                          D. Mark Thomas

     The Company is in the process of reviewing the membership and charters of its audit and compensation committees in light of recent changes in federal securities laws and proposed amendments to the corporate governance rules of NASDAQ, all of which are expected to become effective for next year. The Company plans to implement any necessary changes in the coming year in order to comply with the new requirements in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Steven B. Silverman, a director of D&E Communications, is counsel in the law firm of Cohen, Seglias, Pallas, Greenhall & Furman, P.C., which serves as counsel to D&E Communications.

     D. Mark Thomas, a director of D&E Communications, is a partner in the law firm of Thomas, Thomas, Armstrong & Niesen, which serves as counsel to D&E Communications.

     Mrs. Anne B. Sweigart, Chairman of the board of directors and President of D&E Communications, is the aunt of W. Garth Sprecher, Senior Vice President and Secretary of D&E Communications.

STOCK PERFORMANCE GRAPH


     The following graph is a comparison of five-year cumulative total return on shares of the Company's Common Stock. The comparison assumes $100 invested in each of the Nasdaq U.S. Index (Nasdaq US), the Nasdaq Telecommunications Index (Nasdaq Telecom) and the Company's Common Stock, on December 31, 1997 and that all dividends were reinvested. We previously included the Nasdaq U.S. and Foreign Index but we now have minimal activity outside of the U.S. and therefore determined that the Nasdaq U.S. Index is more appropriate. The stock price performance shown below is not necessarily indicative of future price performance.


                           [Stock Performance Graph]


--------------------------------------------------------------------------------------------------
                                     1997      1998      1999      2000      2001      2002
--------------------------------------------------------------------------------------------------
 Nasdaq U.S. & Foreign              $100.00   $138.47   $258.24   $155.82   $122.82   $84.60
--------------------------------------------------------------------------------------------------
 Nasdaq U.S.                        $100.00   $141.96   $263.28   $158.50   $125.74   $86.92
--------------------------------------------------------------------------------------------------
 Nasdaq Telecom                     $100.00   $165.05   $295.01   $125.74   $ 84.16   $38.76
--------------------------------------------------------------------------------------------------
 D&E Communications                 $100.00   $ 79.79   $107.79   $132.34   $108.28   $42.61
--------------------------------------------------------------------------------------------------

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of March 14, 2003, the holdings of each person who is known by the Company to own beneficially more than 5% of the common stock of the Company.


                                                                   AMOUNT AND
                                                                   NATURE OF         PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP   OF CLASS
------------------------------------                          --------------------   --------
The Voting Trust D&E Communications, Inc. (the "Voting
  Trust")...................................................       2,407,168(1)       15.62%
  P.O. Box 458
  Ephrata, PA 17522
Southwestern Investments, Inc...............................       1,300,000           8.43%
  High Ridge Park
  Stamford, CT 06905
The Ephrata National Bank...................................         925,100(2)        6.00%
  Trustee of the William and Jemima Brossman Charitable
     Foundation
  (the "Charitable Foundation")
  P.O. Box 457
  Ephrata, PA 17522


---------------


(1) The D&E Communications, Inc. Voting Trust was created pursuant to a Voting Trust Agreement, dated November 19, 1992 and further amended as of November 19, 2002, (the "Voting Trust"), pursuant to which the voting trustees named therein have the right exercised by adoption of a resolution by a majority of the voting trustees at a meeting at which a quorum of the voting trustees is present, to direct the voting of such shares on all matters submitted to D&E Communications shareholders for a vote. Each participant in the Voting Trust retains sole investment power over his or her shares. The voting trust expires November 19, 2007. The trustees of the voting trust, and shares held in the Trust in their individual capacity are, Anne B. Sweigart, 416,111 shares, John Amos, 0 shares, Ronald E. Frisbie, 31,634 shares, Robert M. Lauman, 62,340 shares, and W. Garth Sprecher, 113,356 shares, each of whom is a director of D&E Communications. Each of the voting trustees disclaims beneficial ownership of the shares held by the Voting Trust, other than with respect to shares held by each individual trustee as a participant in the Voting Trust.



(2) The Charitable Foundation is a member of the Voting Trust. Of the number of shares held by the Charitable Foundation, 800,000 shares are also included in the number of shares held by the Voting Trust. The bank holds 125,100 shares outside the Voting Trust with full investment and voting power. The Ephrata National Bank, as trustee of the Charitable Foundation, exercises sole investment power and no voting power with respect to the 800,000 shares held by the Charitable Foundation in the Voting Trust.


                                  PROPOSAL 2:
                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board, upon recommendation of its Audit Committee, also recommends PricewaterhouseCoopers LLP, as accountants of the Company's Financial Statements for 2003. PricewaterhouseCoopers LLP was the Company's independent auditor in 2002. The recommendation is being submitted to the Shareholders for approval, which requires the affirmative vote of a majority of the votes cast by shareholders at the meeting. A representative of PricewaterhouseCoopers LLP, is expected to be present at the Annual Meeting and will be available to respond to appropriate questions and have the opportunity to make a statement if they desire to do so.

     Although not required by law, the Company maintains a policy of submitting the ratification of the appointment of its independent accountants to a vote of the shareholders. In the event that sufficient shareholders do not ratify the appointment of PricewaterhouseCoopers, LLP as the Company's independent accountants for 2003, the Company may reassess such appointment and/or appoint another firm.

AUDIT FEES

     The aggregate fees charged by PricewaterhouseCoopers LLP for the audit of the Company's 2002 annual financial statements and the review of the Company's quarterly financial statements included in the Company's quarterly reports on Form 10-Q during 2002 were $480,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed for the professional services rendered by PricewaterhouseCoopers LLP during fiscal year 2002 relating to financial information systems design and implementation.

ALL OTHER FEES

     The aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP during fiscal year 2002, other than the services referred to above under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees," were $769,000 and such other fees were primarily related to tax assistance, assistance in the preparation of registration statements and audits of employee benefit plans.

     After considering the provision of services encompassed within the above disclosures about fees (under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees"), the audit committee of the D&E Communications board of directors has determined that the provision of such services is compatible with maintaining PricewaterhouseCoopers LLP's independence.

     Based on the reviews and discussions referred to above, the audit committee recommended to D&E Communications' board of directors that D&E Communications' audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission.

     THE BOARD RECOMMENDS THE SHAREHOLDERS VOTE IN FAVOR OF RATIFYING PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR 2003.

                           2004 SHAREHOLDER PROPOSALS


     Proposals of shareholders intended for inclusion in the Company's proxy statement relating to the 2004 Annual Meeting must be received at the Company's principal executive offices, 124 East Main Street, Ephrata, PA 17522 (please address to the attention of W. Garth Sprecher, Senior Vice President and Secretary), no later than Wednesday, December 24, 2003. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. Written notice of shareholder proposals relating to the 2004 Annual Meeting, other than those intended for inclusion in the Company's proxy statement, must be received at the Company's principal executive offices no later than February 12, 2004.


                                 OTHER MATTERS

     The Board is not aware that any matter other than those listed in the Notice of 2003 Annual Meeting of Shareholders is to be presented for action at the Annual Meeting. If any matter not listed in the Notice should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the proxy in respect thereof in accordance with the best judgment of the person or persons acting as proxies.

     Items included in this Proxy Statement are as of December 31, 2002, unless otherwise stated.

     UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO W. GARTH SPRECHER, SENIOR VICE PRESIDENT AND SECRETARY, D&E COMMUNICATIONS, INC., 124 EAST MAIN STREET, EPHRATA, PA 17522, A COPY OF THE COMPANY'S 2002 ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002 WILL BE PROVIDED WITHOUT CHARGE. COPIES ARE ALSO AVAILABLE WITHOUT CHARGE ON THE D&E COMMUNICATIONS, INC. WEBSITE AT WWW.DECOMMUNICATIONS.COM


APRIL 22, 2003

                                      PROXY

                            D&E COMMUNICATIONS, INC.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Anne B. Sweigart, Robert M. Lauman and W. Garth Sprecher, or any one or more of them with power of substitution in each, are hereby authorized to represent the undersigned at the 2003 Annual Meeting of Shareholders of D&E Communications, Inc. to be held at the Brossman Business Complex, 124 East Main Street, Ephrata, Pennsylvania, on May 22, 2003 at 10:30 a.m., and at any adjournment thereof, and thereat to vote the same number of shares as the undersigned would be entitled to vote if then personally present.

                    (IMPORTANT TO BE SIGNED AND DATED BELOW)

1.    ELECTION OF DIRECTORS

      NOMINEES FOR CLASS B DIRECTORS WHOSE TERMS EXPIRE IN 2006: Thomas H. Bamford, Ronald E. Frisbie, Robert M. Lauman and D. Mark Thomas.

         [ ] FOR all nominees listed            [ ] AGAINST all nominees listed.
         (except as marked to the
         contrary below)

      NOMINEE FOR CLASS A DIRECTOR WHOSE TERM EXPIRES IN 2005: Richard G.
      Weidner

         [ ] FOR all nominees listed            [ ] AGAINST all nominees listed.
         (except as marked to the
         contrary below)

       (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line below.)

                               -------------------------------------------------

       (INSTRUCTION: Shareholders have the right to multiply the number of shares owned by the number of directors to be elected for directors to be elected to Class B, and, with respect to such class, to cast the whole number of such votes for one candidate or to distribute them among two or more candidates of that class.)

2.    RATIFICATION OF INDEPENDENT ACCOUNTANTS

         [ ] For          [ ] Against         [ ] Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, FOR APPROVAL OF THE RATIFICATION OF INDEPENDENT ACCOUNTANTS, AND IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. IF NECESSARY, CUMULATIVE VOTING RIGHTS WILL BE EXERCISED WITH RESPECT TO THE CLASS B NOMINEES TO SECURE THE ELECTION OF AS MANY AS POSSIBLE OF THE BOARD OF DIRECTORS' NOMINEES.

     DATE:                              , 2003

     -----------------------------------------

     -----------------------------------------

Shareholder(s) sign above exactly as name is printed on label. If signing as representative, so indicate. For joint accounts, all owners should sign.

[                                                ]




[                                                ]

                             PARTICIPANT'S DIRECTION
             D&E Communications, Inc. Employees' 401(k) Savings Plan

   THIS DIRECTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
   COMPANY.

To: Fidelity Investments as Trustee of the D&E Communications, Inc., Employees'
    401(k) Savings Plan

Pursuant to your notice accompanied by the proxy material in connection with the 2003 Annual Meeting of Shareholders of D&E Communications, Inc. to be held on May 22, 2003, at 10:30 a.m., I direct you to execute a proxy in the form solicited by the Board of Directors of D&E Communications, Inc. with respect to all shares of Common Stock, par value $0.16, to which I have the right to give voting directions under the D&E Communications, Inc. Employees' 401(k) Savings Plan as follows:

                    (IMPORTANT TO BE SIGNED AND DATED BELOW)

1.    ELECTION OF DIRECTORS

      NOMINEES FOR CLASS B DIRECTORS WHOSE TERMS EXPIRE IN 2006: Thomas H. Bamford, Ronald E. Frisbie, Robert M. Lauman and D. Mark Thomas.

         [ ] FOR all nominees listed           [ ] AGAINST all nominees listed.
         (except as marked to the
         contrary below)

      NOMINEE FOR CLASS A DIRECTOR WHOSE TERM EXPIRES IN 2005: Richard G.
      Weidner

         [ ] FOR all nominees listed           [ ] AGAINST all nominees listed.
         (except as marked to the
         contrary below)

       (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line below.)

                               -------------------------------------------------

       (INSTRUCTION: Shareholders have the right to multiply the number of shares owned by the number of directors to be elected for directors to be elected to Class B, and, with respect to such class, to cast the whole number of such votes for one candidate or to distribute them among two or more candidates of that class.)

2.    RATIFICATION OF INDEPENDENT ACCOUNTANTS

         [ ] For           [ ] Against          [ ] Abstain

THIS PARTICIPANT'S DIRECTION, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, FOR APPROVAL OF THE RATIFICATION OF INDEPENDENT ACCOUNTANTS, AND IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. IF NECESSARY, CUMULATIVE VOTING RIGHTS WILL BE EXERCISED WITH RESPECT TO THE CLASS B NOMINEES TO SECURE THE ELECTION OF AS MANY AS POSSIBLE OF THE BOARD OF DIRECTORS' NOMINEES.

     DATE:                              , 2003

     -----------------------------------------

     -----------------------------------------

Shareholder(s) sign above exactly as name is printed on label. If signing as representative, so indicate. For joint accounts, all owners should sign.

[                                                   ]




[                                                   ]